FOR IMMEDIATE RELEASE

Ceramics Process Systems Corporation
Grant Bennett
President
111 South Worcester Street
Chartley, MA 02712
Telephone: (508) 222-0614 ext 18 Fax: (508) 222-0220
Web Site: www.alsic.com

CERAMICS PROCESS SYSTEMS CORPORATION APPOINTS WOLF & COMPANY AS INDEPENDENT AUDITORS

Chartley, Massachusetts, February 8, 2005. Ceramics Process Systems Corporation (CPS) (OTC Bulletin Board: CPSX) today announced the resignation of Sansiveri, Kimball & McNamee LLP (SKM) as its independent auditors, and the appointment of Wolf & Company PC (Wolf) as its new independent auditors, effective immediately.

Sansiveri, Kimball & McNamee resigned as the Company`s independent auditors solely as a result of its decision to exit the business of auditing publicly-traded companies. The decision to change auditors was not the result of any disagreement between the Company and SKM. There are no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Grant Bennett, CPS President, indicated, "We very much appreciate the excellent service provided by SKM and regret that they are exiting the business of auditing publicly-traded companies. The new regulatory environment is significantly driving up costs for smaller auditing clients and their service providers. We are pleased to engage the services of Wolf & Company, an outstanding New England regional firm."

ABOUT CPS

CPS develops, manufactures and markets advanced metal-matrix composites for housing and providing thermal management of high-density electronics. The Company`s products are primarily used in high-density microprocessor assemblies, wireless basestations, motor controllers, and satellite communications.